Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information: Claire S. Bean, COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports First Quarter Results, Declares Dividend

Lewiston, ME (October 26, 2015) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.9 million, or $0.20 per diluted common share, for the quarter ended September 30, 2015, compared to net income of $1.6 million, or $0.16 per diluted common share, for the quarter ended September 30, 2014.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on November 20, 2015 to shareholders of record as of November 6, 2015.

“In the quarter we originated $79 million of new loans, achieved a net interest margin of 4.5% and held operating expenses in check,” said Richard Wayne, President and Chief Executive Officer. “Our Loan Acquisition and Servicing Group produced $34 million of new loans, residential loan sales in the secondary market were strong at $29 million, our SBA National division closed $11 million of new loans and we grew non-maturity deposits by $23 million. Asset quality remained strong, with non-performing assets at 1.4% of total assets.”

At September 30, 2015, total assets were $858.2 million, an increase of $7.5 million, or 0.9%, compared to June 30, 2015. The principal components of the change in the balance sheet follow:

1.

The loan portfolio – excluding loans held for sale – grew by $13.7 million, or 2.2%, compared to June 30, 2015, principally on the strength of $13.0 million of net growth in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) and net growth of $4.1 million in commercial originations by the Bank’s Community Banking Division. This net growth was offset by a $5.8 million decrease in the Bank’s Community Banking Division residential and consumer loan portfolio.

Loans generated by the LASG totaled $34.4 million for the quarter ended September 30, 2015. The growth in LASG loans consisted of $23.5 million of purchased loans, at an average price of 99.5%, and $10.9 million of originated loans. Small Business Administration (“SBA”) loans closed during the quarter totaled $10.6 million, of which $7.3 million were funded and $5.5 million were sold in the secondary market. Residential and consumer loan production sold in the secondary market totaled $28.9 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at September 30, 2015
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$65.3
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total risk-based capital	$130.5

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended September 30,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$23,583	$10,941	$-	$34,524	$16,117	$16,358	$24,000	$56,475
Net investment basis	23,458	10,944	-	34,402	13,167	16,353	24,000	53,520

Loan returns during the period:
Yield	12.07%	5.67%	0.50%	8.23%	12.76%	9.88%	0.42%	10.93%
Total Return (1)	12.11%	5.67%	0.50%	8.26%	12.75%	10.53%	0.42%	11.05%

Total loans as of period end:
Unpaid principal balance	$249,229	$119,732	$60,000	$428,961	$244,910	$60,534	$48,000	$353,444
Net investment basis	$214,199	$119,670	$60,005	$393,874	$205,928	$60,497	$48,000	$314,425

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.

Deposits increased by $18.7 million, or 2.8% for the quarter, attributable primarily to growth in non-maturity accounts, which increased by $23.0 million, or 7.0%, for the quarter ended September 30, 2015, offset by a decrease of $4.3 million in time deposits.

3.

Stockholders’ equity increased by $977 thousand for the quarter, due principally to earnings of $1.9 million, offset by $548 thousand in share repurchases (representing 52,500 shares), a decrease in accumulated other comprehensive income of $231 thousand and $95 thousand in dividends paid on common stock.

Net income increased by $220 thousand to $1.9 million for the quarter ended September 30, 2015, compared to $1.6 million for the quarter ended September 30, 2014.

1.

Net interest and dividend income before provision for loan losses decreased by $230 thousand, or 2.4%, for the quarter ended September 30, 2015, compared to the quarter ended September 30, 2014. The decrease is primarily due to lower interest income in the purchased loan portfolio, mainly due to a decline in yield to 12.1% in the current quarter from 12.8% earned in the quarter ended September 30, 2014.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended September 30, 2014, transactional interest income increased by $183 thousand. The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended September 30,
	2015			2014
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$238,873	$2,924	4.86%	$241,165	$3,062	5.04%
LASG:
Originated	118,574	1,696	5.67%	52,430	1,306	9.88	%(1)
Purchased	200,385	6,095	12.07%	202,856	6,522	12.76%
Secured Loans to Broker-Dealers	60,007	75	0.50%	29,905	32	0.42%
Total LASG	378,966	7,866	8.23%	285,191	7,860	10.93%
Total	$617,839	$10,790	6.93%	$526,356	$10,922	8.23%

(1)

The yield for LASG originated loans included $335 thousand of loan fees in the quarter ended September 30, 2014, compared to $1 thousand of loan fees in the quarter ended September 30, 2015. The yield for LASG originated loans, excluding loan fees, was 7.35% in the quarter ended September 30, 2014.

As noted earlier, the yield on purchased loans for the quarter ended September 30, 2015 decreased to 12.1% from 12.8% in the quarter ended September 30, 2014. The portfolio’s base yield, represented by regularly scheduled interest and accretion, declined to 7.7% from 8.8%, and was offset in part by the effect of increased transactional interest income, which grew to $2.2 million from $2.0 million in the quarter ended September 30, 2014. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended September 30,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$3,887	7.70%	$4,497	8.80%
Transactional income:
Gain (loss) on loan sales	-	0.00%	(4)	-0.01%
Gain on sale of real estate owned	22	0.04%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,208	4.37%	2,025	3.96%
Total transactional income	2,230	4.41%	2,021	3.95%
Total	$6,117	12.11%	$6,518	12.75%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.

Noninterest income increased by $551 thousand for the quarter ended September 30, 2015, compared to the quarter ended September 30, 2014, principally due to an increase in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA loans of $675 thousand, compared to an $80 thousand gain on sale of commercial loans in the quarter ended September 30, 2014.

3.	Noninterest expense increased by $100 thousand for the quarter ended September 30, 2015, compared to the quarter ended September 30, 2014, principally due to the following:
●	An increase of $177 thousand in loan acquisition and collections expense related to the collections of two loans;
●	An increase of $122 thousand in professional fees related to IT consulting;
●	An increase of $88 thousand in occupancy and equipment expense, due to increases in rent and IT-related equipment expense; and
●

A decrease of $277 thousand in salaries and employee benefits, principally due to the current quarter benefit recognized upon the forfeiture of stock awards and a decrease in incentive compensation. This decrease is partially offset by an increase in employee head count.

At September 30, 2015, nonperforming assets totaled $12.1 million, or 1.4% of total assets, as compared to $12.4 million, or 1.5% of total assets, at June 30, 2015.

At September 30, 2015, the Company’s Tier 1 Leverage Ratio was 14.2%, a decrease from 14.5% at June 30, 2015, and the Total Capital Ratio was 20.0%, a decrease from 20.1% at June 30, 2015. The slight decreases in the ratios resulted primarily from balance sheet growth and the effect of purchases under the Company’s share repurchase program in the quarter ended September 30, 2015.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, Claire Bean, Chief Operating Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, October 27, 2015. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 64428342. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (LASG) purchases and originates commercial loans on a nationwide basis. In addition, our Small Business Lending division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2015	June 30, 2015
Assets
Cash and due from banks	$2,979	$2,789
Short-term investments	83,234	87,061
Total cash and cash equivalents	86,213	89,850
Available-for-sale securities, at fair value	101,344	101,908

Residential real estate loans held for sale	5,366	7,093
SBA loans held for sale	2,170	1,942
Total loans held for sale	7,536	9,035

Loans
Commercial real estate	363,600	348,676
Residential real estate	128,264	132,669
Commercial and industrial	126,734	123,133
Consumer	7,244	7,659
Total loans	625,842	612,137
Less: Allowance for loan losses	2,065	1,926
Loans, net	623,777	610,211

Premises and equipment, net	8,460	8,253
Real estate owned and other possessed collateral, net	1,279	1,651
Federal Home Loan Bank stock, at cost	4,102	4,102
Intangible assets, net	2,078	2,209
Bank owned life insurance	15,387	15,276
Other assets	8,073	8,223
Total assets	$858,249	$850,718

Liabilities and Stockholders' Equity
Deposits
Demand	$62,687	$60,383
Savings and interest checking	106,679	100,134
Money market	182,690	168,527
Time	341,422	345,715
Total deposits	693,478	674,759

Federal Home Loan Bank advances	30,159	30,188
Wholesale repurchase agreements	-	10,037
Short-term borrowings	2,479	2,349
Junior subordinated debentures issued to affiliated trusts	8,674	8,626
Capital lease obligation	1,312	1,368
Other liabilities	8,443	10,664
Total liabilities	744,545	737,991
Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2015 and June 30, 2015	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,569,612 and 8,575,144 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	8,570	8,575
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,022,717 and 1,012,739 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	1,023	1,013
Additional paid-in capital	84,937	85,506
Retained earnings	20,693	18,921
Accumulated other comprehensive loss	(1,519)	(1,288)
Total stockholders' equity	113,704	112,727
Total liabilities and stockholders' equity	$858,249	$850,718

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,
	2015	2014
Interest and dividend income:
Interest and fees on loans	$10,790	$10,922
Interest on available-for-sale securities	228	244
Other interest and dividend income	95	66
Total interest and dividend income	11,113	11,232

Interest expense:
Deposits	1,365	1,130
Federal Home Loan Bank advances	260	323
Wholesale repurchase agreements	67	73
Short-term borrowings	9	9
Junior subordinated debentures issued to affiliated trusts	154	206
Obligation under capital lease agreements	17	20
Total interest expense	1,872	1,761
Net interest and dividend income before provision for loan losses	9,241	9,471
Provision for loan losses	169	320
Net interest and dividend income after provision for loan losses	9,072	9,151

Noninterest income:
Fees for other services to customers	408	394
Gain on sales of residential loans held for sale	560	584
Gain on sales of portfolio loans	675	80
Loss recognized on real estate owned and other repossessed collateral, net	(59)	(23)
Bank-owned life insurance income	112	109
Other noninterest income	9	10
Total noninterest income	1,705	1,154

Noninterest expense:
Salaries and employee benefits	4,256	4,533
Occupancy and equipment expense	1,290	1,202
Professional fees	430	308
Data processing fees	349	345
Marketing expense	70	69
Loan acquisition and collection expense	451	274
FDIC insurance premiums	114	124
Intangible asset amortization	131	166
Other noninterest expense	719	689
Total noninterest expense	7,810	7,710

Income before income tax expense	2,967	2,595
Income tax expense	1,100	948
Net income	$1,867	$1,647

Weighted average shares outstanding during the period:
Basic	9,562,812	10,180,038
Diluted	9,562,812	10,180,038

Earnings per common share:

Basic	$0.20	$0.16
Diluted	0.20	0.16

Cash dividends declared per common share	$0.01	$0.01

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2015			2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$102,241	$228	0.88%	$112,250	$244	0.86%
Loans (2) (3)	617,839	10,790	6.93%	526,356	10,922	8.23%
Regulatory stock	4,102	34	3.29%	4,102	15	1.45%
Short-term investments (4)	99,649	61	0.24%	82,762	51	0.24%
Total interest-earning assets	823,831	11,113	5.35%	725,470	11,232	6.14%
Cash and due from banks	3,026			2,712
Other non-interest earning assets	36,420			34,736
Total assets	$863,277			$762,918

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,619	$46	0.26%	$63,608	$41	0.26%
Money market accounts	170,566	353	0.82%	86,294	110	0.51%
Savings accounts	36,360	12	0.13%	34,361	11	0.13%
Time deposits	350,867	954	1.08%	340,368	968	1.13%
Total interest-bearing deposits	627,412	1,365	0.86%	524,631	1,130	0.85%
Short-term borrowings	1,950	9	1.83%	3,320	9	1.08%
Borrowed funds	39,324	344	3.47%	52,979	416	3.12%
Junior subordinated debentures	8,650	154	7.06%	8,461	206	9.66%
Total interest-bearing liabilities	677,336	1,872	1.10%	589,391	1,761	1.19%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	64,008			53,245
Other liabilities	8,763			7,891
Total liabilities	750,107			650,527
Stockholders' equity	113,170			112,391
Total liabilities and stockholders' equity	$863,277			$762,918

Net interest income		$9,241			$9,471

Interest rate spread			4.25%			4.95%
Net interest margin (5)			4.45%			5.18%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net interest income	$9,241	$9,350	$9,120	$9,426	$9,471
Provision for loan losses	169	240	44	113	320
Noninterest income	1,705	3,067	1,554	1,370	1,154
Noninterest expense	7,810	8,827	7,885	8,210	7,710
Net income	1,867	2,165	1,752	1,580	1,647

Weighted average common shares outstanding:
Basic	9,562,812	9,773,228	9,833,033	10,132,349	10,180,038
Diluted	9,562,812	9,773,228	9,833,033	10,132,349	10,180,038
Earnings per common share:
Basic	$0.20	$0.22	$0.18	$0.16	$0.16
Diluted	0.20	0.22	0.18	0.16	0.16
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	0.86%	1.04%	0.88%	0.78%	0.85%
Return on average equity	6.55%	7.72%	6.38%	5.54%	5.80%
Net interest rate spread (1)	4.25%	4.51%	4.58%	4.65%	4.95%
Net interest margin (2)	4.45%	4.70%	4.79%	4.87%	5.18%
Efficiency ratio (3)	71.35%	71.09%	73.87%	76.05%	72.56%
Noninterest expense to average total assets	3.59%	4.22%	3.96%	4.05%	4.02%
Average interest-earning assets to average interest-bearing liabilities	121.63%	120.90%	121.89%	122.32%	123.09%

	As of:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,165	$3,021	$3,163	$2,706	$2,110
Commercial real estate	529	994	1,201	1,166	716
Home equity	20	11	11	11	28
Commercial and industrial	2	2	-	-	-
Consumer	153	190	225	237	145
Total originated portfolio	3,869	4,218	4,600	4,120	2,999
Total purchased portfolio	6,939	6,532	5,850	8,129	4,287
Total nonperforming loans	10,808	10,750	10,450	12,249	7,286
Real estate owned and other possessed collateral, net	1,279	1,651	3,694	2,058	2,115
Total nonperforming assets	$12,087	$12,401	$14,144	$14,307	$9,401

Past due loans to total loans	1.35%	1.08%	2.57%	2.64%	1.40%
Nonperforming loans to total loans	1.73%	1.76%	1.80%	2.13%	1.34%
Nonperforming assets to total assets	1.41%	1.46%	1.70%	1.77%	1.20%
Allowance for loan losses to total loans	0.33%	0.31%	0.30%	0.29%	0.28%
Allowance for loan losses to nonperforming loans	19.11%	17.92%	16.66%	13.58%	21.12%

Commercial real estate loans to risk-based capital (4)	196.62%	188.49%	173.17%	190.05%	167.57%
Net loans to core deposits (5)	91.04%	91.85%	89.04%	91.79%	92.80%
Purchased loans to total loans, including held for sale	33.82%	32.61%	33.53%	37.97%	37.38%
Equity to total assets	13.25%	13.25%	13.51%	13.69%	14.48%
Common equity tier 1 capital ratio	19.69%	19.82%	20.90%	-	-
Total capital ratio (6)	20.03%	20.14%	21.21%	21.44%	22.97%
Tier 1 leverage capital ratio	14.23%	14.49%	14.96%	14.81%	15.89%

Total stockholders' equity	$113,704	$112,727	$112,487	$110,923	$113,242
Less: Preferred stock	-	-	-	-	-
Common stockholders' equity	113,704	112,727	112,487	110,923	113,242
Less: Intangible assets	(3,388)	(3,312)	(2,338)	(2,467)	(2,632)
Tangible common stockholders' equity (non-GAAP)	$110,316	$109,415	$110,149	$108,456	$110,610

Common shares outstanding	9,592,329	9,587,883	9,819,609	9,846,387	10,248,034
Book value per common share	$11.85	$11.76	$11.46	$11.27	$11.05
Tangible book value per share (non-GAAP) (7)	11.50	11.41	11.22	11.01	10.79

	Reconciliation of Net Income (GAAP) to Net Operating Earnings (non-GAAP)
	Three Months Ended:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (GAAP)	$1,867	$2,165	$1,752	$1,580	$1,647
Items excluded from operating earnings, net of tax:
Severance expense	-	-	8	36	52
Net operating earnings (non-GAAP)	$1,867	$2,165	$1,760	$1,616	$1,699
Net operating earnings per share - basic (non-GAAP)	$0.20	$0.22	$0.18	$0.16	$0.17

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.
(6)	The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”
(7)	Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.